Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of M/A-COM Technology Solutions Holdings, Inc. of our report dated August 1, 2011 related to the combined consolidated financial statements of M/A-COM Technology Solutions Inc. and M/ACOM Technology Solutions (Cork) Limited (collectively, the “Company”) for the period from September 26, 2008 through March 30, 2009 (which report expresses an unqualified opinion on the combined consolidated financial statements and includes explanatory paragraphs referring to affiliation with Cobham Defense Electronic Systems Corporation and the impact of such affiliation on the results of operations and the sale of the Company to M/A-COM Technology Solutions Holdings, Inc. on March 30, 2009), appearing in the Prospectus dated March 14, 2012 filed by M/A-COM Technology Solutions Holdings, Inc., pursuant to Rule 424(b) under the Securities Act of 1933, relating to Registration Statement No. 333-175934.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 19, 2012